Washington, DC 20549
                ____________________________

                          FORM 8-K

                  Current Report Pursuant
               to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

     Date of report (Date of earliest event reported):
                       March 18, 2000
                ____________________________

                  THE EARTHGRAINS COMPANY
   (Exact Name of Registrant as Specified in Its Charter)

                          DELAWARE
       (State or Other Jurisdiction of Incorporation)

     1-7554                           36-3201045
(Commission file Number)           (I.R.S. Employer
                                  Identification No.)

8400 Maryland Avenue, St. Louis, Missouri      63105
(Address of Principal Executive Offices)     (Zip Code)

                       (314) 259-7000
    (Registrant's Telephone Number, Including Area Code)
_________________________________________________________
_________________________________________________________

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     The Earthgrains Company announced on November 15, 1999 that it entered into an agreement to acquire all of the stock of Metz Baking Co., a subsidiary of Specialty Foods Corp. of Deerfield, Illinois, for $625 million. The transaction closed on March 18, 2000. The consideration given for the stock acquired includes cash payments to the sellers. Certain adjustments, which are expected to be immaterial, may be made to the purchase price after closing. The amount of consideration and the other terms and conditions of the sale were negotiated at arms' length by Earthgrains with the sellers. The cash paid at closing in connection with the acquisition was funded using new and existing committed credit facilities managed by Morgan Guaranty Trust Company of New York and Bank of America, respectively, and commercial paper. Within 12 months, Earthgrains plans to complete permanent financing using long-term debt. Earthgrains expects that any cash consideration to be paid after closing will be derived from the same sources.

     Metz is a wholesale bakery and marketing operation which markets Metz's brand bread, buns and rolls throughout Michigan, Wisconsin, Minnesota, North Dakota and South Dakota, and in portions of Indiana, Illinois, Iowa, Wyoming, Utah, Nebraska, Kansas and Missouri. The Metz operation, including 21 bakeries, will remain largely intact, with Earthgrains operating all bakeries and marketing all Metz branded products, with the exception of the partial divestiture of one Earthgrains and one Metz brand representing less than $10 million in annual sales in certain geographic areas pursuant to the terms of a consent decree entered into by Earthgrains and the U.S. Department of Justice. That consent decree may also require, upon the occurrence of certain circumstances, Earthgrains to sell one of its existing bakeries.

     With 64 bakeries after the acquisition, Earthgrains has become the nation's second-largest bread and baked goods producer, adding major new markets and gaining strength in other existing markets. In the new territory, Earthgrains is now the market-share leader for bread, buns and rolls in Chicago, Milwaukee, and Minneapolis and has strong positions in Detroit and Salt Lake City. In its existing territory, Earthgrains becomes the market-share leader in Kansas City and Omaha and strengthens its leadership position in Des Moines.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     It is not practicable at this time to file the financial statements of Metz and accountant's report thereon required by Item 7(a); such materials will be filed not later than 60 days after the latest day on which this Report is required to be filed.

(b)  Pro Forma Financial Information

     It is not practicable at this time to file the pro forma financial information required by Item 7(b); such information will be filed not later than 60 days after the latest day on which this Report is required to be filed.

(c)  Exhibits

     None

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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE EARTHGRAINS COMPANY
                                     (Registrant)


Date:  March 31, 2000         By: /S/ MARK H. KRIEGER
                                       Mark H. Krieger
                                       Vice President and
                                       Chief Financial
                                       Officer



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